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                                                                     EXHIBIT 4.4

                           GENERAL SECURITY AGREEMENT

TO:                FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD.
                  (hereinafter called the "Lender")

GRANTED BY:       STRIKER PAPER CANADA, INC. (hereinafter called the
"Undersigned")

1. SECURITY INTEREST. As and by way of a continuing security interest, as general and continuing security for the payment of all obligations, indebtedness and liabilities, direct or indirect, of the Undersigned to the Lender wheresoever and howsoever incurred and whether incurred before, at the time of or after the execution hereof, including extensions or renewals thereof, including without restricting the generality of the foregoing, obligations to the Lender for advances by the Lender to the Undersigned under a certain loan agreement made as of March 20, 1998 between the Lender and the Undersigned (the "Subordinated Loan Agreement") (the obligations, indebtedness and liabilities of the Undersigned referred to above are hereinafter collectively called "Obligations"), and, IN CONSIDERATION OF THE OBLIGATIONS, the Undersigned hereby grants, bargains, assigns and transfers to the Lender a floating charge, as and by way of a continuing security interest (hereinafter together with any other security interest hereby created called the "Security Interest") in the following property described in sub-paragraphs (a), (b), (c) and (d) of this paragraph now or hereafter owned or acquired by or on behalf of the Undersigned:

(a) INTANGIBLES - all intangible property and not included in paragraph 10 below including, without limitation, all contractual rights and insurance claims, patents, trademarks, trade names, goodwill, copyrights and other industrial property of the Undersigned (all of which property is hereinafter collectively called "Intangibles");

(b) PROCEEDS - all of the Undersigned's property in any form derived directly or indirectly from any use or dealing with the Collateral (defined in the last sentence of this paragraph) or that indemnifies or compensates for Collateral destroyed or damaged (all of which property is hereinafter collectively called "Proceeds");

(c) BOOKS & RECORDS - all of the Undersigned's deeds, documents, writings, papers, books of account and other books relating to or being records of debts, chattel paper or documents of title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(d) EQUIPMENT - all tools, machinery, equipment, furniture, plants, fixtures, and other tangible personal property, vehicles and fixed goods and chattels including all tools, machinery, equipment, furniture, plants, fixtures, vehicles, fixed goods and chattels other than Inventory (as defined below), and any other property or assets of the kind, nature or description of the property or assets particularly described in Schedule A hereto (all of which property is hereinafter collectively called "Equipment");

and for the same consideration the Undersigned hereby grants, bargains, assigns and transfers to the Lender a floating charge, as and by way of a continuing security interest, over:

(e) INVENTORY - all goods and chattels now or hereafter forming the inventory of the Undersigned, of whatever kind and wherever located, including, without limitation, all goods, merchandise, raw material, work in process, finished goods and chattels held for sale, lease or resale, or furnished or to be furnished under contracts for service or used or consumed in the business of the Undersigned, goods used in or procured for packing or packaging, timber cut or to be cut, oil, gas and minerals extracted or to be extracted, all livestock and the young thereof after conception and
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         all crops which become such within one year after the date of execution of this Agreement (all of which goods and chattels are hereinafter collectively called "Inventory");

(f) REAL ESTATE - all real and immovable property, both freehold and leasehold, now or hereafter owned or acquired by the Undersigned, together with all buildings, erections, improvements and fixtures situate thereupon or used in connection therewith, including any lease, verbal or written or any agreement therefor, (all of which property is hereinafter collectively called "Real Estate") provided, however, the last day of any term of any such lease, verbal or written, or any agreement therefor now held or hereafter held by the Undersigned, is excepted out of the Real Estate charged by this Agreement, but should such charge become enforceable the Undersigned shall thereafter stand possessed of any such reversion upon trust to assign and dispose thereof as the Lender may direct; and

(g) OTHER PROPERTY - the undertaking and all other property and assets of the Undersigned for the time being of whatsoever nature and kind both present and future including without limiting the generality of the foregoing, uncalled capital, moneys, rights, franchises, negotiable and non-negotiable instruments, judgments and securities (all of which are hereinafter collectively called "Other Property"), other than that which is at any and all times validly subject to the first, fixed and specific mortgage and charge hereby created or subject to the assignment set forth in paragraph 10.

All of the above mentioned property together with the Assignment in paragraph 10 is hereinafter called the "Collateral".

2. LOCATION OF PROPERTY. The Undersigned confirms and warrants that the Collateral will be kept at the address shown below the Undersigned's signature to this Agreement, and, subject to the provisions of paragraph 4, the Undersigned will not remove any of the Collateral from said location without the prior written consent of the Lender.

3. REPRESENTATIONS, WARRANTIES & COVENANTS. The Undersigned hereby represents, warrants or covenants to or with the Lender, as the case may be, that:

(a) subject to any inconsistent provisions of the Subordinated Loan Agreement, the Undersigned will reimburse the Lender for all costs and expenses (including legal fees on a solicitor and his own client basis) incurred by it in the preparation, execution and filing of this Agreement and the taking, recovering or possessing the Collateral and in any other proceedings taken for the purpose of protecting or enforcing the remedies provided herein, or otherwise in relation to the Collateral or by reason of non-payment of the Obligations and all such costs and expenses shall bear interest at the highest rate borne by any of the Obligations and shall be payable on demand;

(b) the Undersigned will keep the Collateral free and clear of all taxes, assessments, liens and encumbrances other than Permitted Encumbrances as such term is defined in the Subordinated Loan Agreement;

(c) the Undersigned will care for, protect and preserve the Collateral and not permit its value to be impaired and, subject to paragraph 4, will not sell, transfer, assign, mortgage, charge, pledge, hypothecate or deliver or otherwise dispose of any such property or any interest therein except as permitted pursuant to the Subordinated Loan Agreement without the prior written consent of the Lender;
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(d)      the Undersigned will keep the Collateral insured under policies with such provisions, for such amounts and by such insurers satisfactory to the Lender from time to time, and will maintain such insurance with loss, if any, payable to the Lender and will lodge such policies with the Lender;

(e) the Lender shall be entitled from time to time and at any time to inspect the Collateral wherever located and to make enquiries and tests concerning the Collateral, and the Undersigned will defray all expenses in connection therewith.

4. USE OF SPECIFICALLY CHARGED PROPERTY DEALING WITH INVENTORY, REAL ESTATE OR OTHER PROPERTY. Until the occurrence of an event of default, as hereinafter provided, the Undersigned may use the Collateral specifically charged in any lawful manner not inconsistent with the Subordinated Loan Agreement and the charges created by this Agreement, and deal with the Inventory, Real Estate or Other Property or any party thereof in the ordinary course of business. Proceeds shall be received by the Undersigned in trust for the Lender and shall be forthwith paid over to the Lender.

5. EVENTS OF DEFAULT. The Obligations shall become immediately payable upon the occurrence of an Event of Default as such term is defined in the Subordinated Loan Agreement.

6.       ADDITIONAL POWERS UPON DEFAULT.   In addition to the rights and powers
provided in paragraph 5 and 8 and under the Personal Property Security Act, the Lender and the Receiver, as defined in paragraph 8, shall have the following rights and powers if the security hereby constituted becomes enforceable:

(a) to dispose of any of the Collateral in the condition in which it was at the date possession of it was taken, or after any commercially reasonable repair, processing or preparation thereof for disposition;

(b) if any part of the Collateral is perishable or will decline speedily in value, to sell or otherwise dispose of same without giving any notice whatever; and

(c) to demand, sue for and receive any Book Debts with or without notices to the Undersigned, give effectual receipts and discharges therefor, compromise any Book Debts which may seem bad or doubtful to the Lender and give time for payment thereof with or without security, and the Undersigned shall from time to time forthwith on the Lender's request execute, do and make all such agreements, statements, further assignments, acts, matters and things which may from time to time in the opinion of the Lender be necessary or expedient for the purpose of carrying into effect any of the provisions hereof and of perfecting the title of the Lender in the Collateral, and the Lender and any of its managers or acting managers are by the Undersigned hereby irrevocably constituted and appointed the true and lawful attorney of the Undersigned with full power of substitution for the Lender at its option whenever and wherever it may deem necessary or expedient to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Undersigned.

7. WAIVER BY THE LENDER. Any breach by the Undersigned of any of the provisions contained in this Agreement or any default by the Undersigned in the observance or performance of any covenant or condition required to be observed or performed by the Undersigned hereunder may only be waived by the Lender in writing, provided that no such waiver by the Lender shall extend to or be taken in any manner to affect any subsequent breach or default or the rights resulting therefrom.
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8.       APPOINTMENT OF RECEIVER AND MANAGER.  The Lender may appoint in writing any person, whether an employee or employees of the Lender or not, to be a receiver or a receiver and manager ("Receiver") of the Collateral or any part or parts thereof. A Receiver so appointed shall have power:

(a) to take possession of, collect and get in the Collateral, or any part thereof and for that purpose to take any proceedings in the name of the Undersigned or otherwise;

(b) to carry on or concur in carrying on the business of the Undersigned and for that purpose to raise money on the Collateral in priority to this Agreement or otherwise;

(c)      to sell or concur in selling any of the Collateral; and

(d) to make any arrangement or compromise which the Receiver shall think expedient in the interest of the Lender.

Any Receiver so appointed shall be deemed to be the agent of the Undersigned, and the Undersigned shall be solely responsible for the Receiver's acts or defaults and for the Receiver's remuneration and expenses, and the Lender shall not be in any way responsible for any misconduct or negligence on the part of the Receiver. All moneys received by the Receiver after providing for payment of all costs, charges and expenses of or incidental to the exercise of any of the powers of the Receiver shall be applied in or towards satisfaction of the Security Interest. The rights and powers conferred by this paragraph are in supplement of and not in substitution for any rights the Lender may have from time to time.

9. PERISHABLE COLLATERAL. Except to the extent that the Lender believes on reasonable grounds that any part of the Collateral is perishable or will decline speedily in value, the Undersigned shall be entitled to not less than fifteen days' notice in writing of the date, time and place of any intended disposition of the Collateral, such notice to be sent by registered mail to the last known post office address of the Undersigned.

10. GENERAL ASSIGNMENT OF BOOK DEBTS. And the Undersigned for good and valuable consideration assigns, transfers, and sets over unto the Lender all debts, accounts, choses in action, claims, demands, and moneys now due or owing or accruing due or which may hereafter become due or owing to the Undersigned, including (without limiting the foregoing) claims against the Crown in the right of Canada or of any province, moneys which may become payable under any policy of insurance in respect of any loss by fire or other cause which has been or may be incurred by the Undersigned (collectively called "Book Debts"), together with all contracts, securities, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by the Undersigned in respect of or as security for the Book Debts hereby assigned or intended so to be or any part thereof and the full benefit and advantage thereof, and all rights of action, claim or demand which the Undersigned now has or may at any time hereafter have against any person or persons, firm or corporation in respect thereof. The Undersigned further hereby covenants, promises and agrees to and with the Lender to well and truly execute or cause to be executed all or any such further or other document or documents as shall or may be required by the Lender to more completely or fully vest in the Lender the Book Debts hereby assigned or intended so to be and the right to receive the said moneys or to enable the Lender to recover same and will from time to time prepare and deliver to the Lender all deeds, books, vouchers, promissory notes, bills of exchange, accounts, letters, invoices, papers, and all other documents in any way relating to the Book Debts. Provided that this assignment is and shall be a continuing collateral security to the Lender for the Obligations. All money or any other form of payment
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received by the Undersigned in payment of any Book Debts shall be received and held by the Undersigned in trust for the Lender.

11. APPROPRIATION. The Lender shall have the right at any time to appropriate any payment made to any portion of the Obligations and to revoke or alter any such appropriation.

12. DEALING WITH SECURITY INTEREST. The Lender may grant extensions of time and other indulgences, take and give up any of the Security Interest, or modify or abstain from perfecting or taking advantage of any of the Security Interest, accept compositions, grant releases and discharges thereof and otherwise deal with the undersigned, debtors of the Undersigned, sureties and others and with any of the Security Interest as the Lender may see fit without prejudice to the liability of the Undersigned or the Lender's right to hold and realize any of the Security Interest. The Lender shall not be accountable to the Undersigned for the value of any of the Security Interest released except for any moneys actually received by the Lender.

13. TERM. This Agreement shall be a continuing agreement in every respect for the payment of the Obligations and it shall remain in full force and effect until all of the Obligations shall be paid in full. In the event any provisions of this Agreement shall be deemed invalid or void by any court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain in full force and effect.

14. NON-SUBSTITUTION. The Security Interest is in addition to and not in substitution for any other security now or hereafter held by the Lender.

15. ACKNOWLEDGEMENT. The Undersigned acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF the Undersigned has executed this Agreement this 20th day of March, 1998.




                                       STRIKER PAPER CANADA, INC.
                                       Per:


                                       -----------------------------------------
                                       Name: Matthew Pond
                                       Office: Chief Financial Officer


                                       I have authority to bind the Corporation.

COLLATERAL IS NOW AND WILL HEREAFTER BE LOCATED AT THE FOLLOWING ADDRESS(ES):


                 Striker Paper Canada, Inc.
                 100 Ormond Street South
                 P.O. Box 10
                 Thorold, Ontario
                 L2V 3Y7
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                                   SCHEDULE A
                                 EQUIPMENT LIST